CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" for the Money Market Portfolio, Government & Agency Securities Portfolio (formerly, Government Securities Portfolio) and Tax-Exempt Portfolio (the "Portfolios"), each a series of Cash Account Trust, in the Premier Money Market Shares Prospectus, the Cash Account Trust Service Shares Prospectus, the Institutional Money Market Shares Prospectus, Institutional Select Money Market Shares Prospectus, the Scudder Tax-Exempt Cash Institutional Shares Prospectus, the Tax-Exempt Cash Managed Shares Prospectus, and the Premium Reserve Money Market Shares Prospectus and "Independent Registered Public Accounting Firm and Reports to Shareholders" and "Financial Statements" in the Cash Account Trust Service Shares, Cash Account Trust Money Market Portfolio, Cash Account Trust Tax-Exempt Portfolio, and Premier Money Market Shares Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A, No. 33-32476) of our reports dated June 21, 2004 with respect to the financial statements and financial highlights of the Portfolios included in the respective fund annual reports, each dated April 30, 2004.


/s/ERNST & YOUNG LLP

Boston, Massachusetts
July 16, 2004